Exhibit 99

Editorial Contact: Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Investor Relations Contact: Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT ANNOUNCES PROPOSED OFFERING OF
SENIOR SECURED NOTES

        NEWPORT BEACH, Calif., Oct. 26, 2006 – Conexant Systems, Inc. (NASDAQ: CNXT) today announced that it intends, subject to market and other conditions, to offer $250 million aggregate principal amount of floating rate senior secured notes due 2010 in a private placement. The offering will be made to qualified institutional buyers pursuant to Rule 144A, or in offshore transactions pursuant to Regulation S, under the Securities Act of 1933, as amended.

        The company intends to use the net proceeds of the offering, together with available cash, cash equivalents and marketable securities on hand, to repay at maturity or otherwise retire its outstanding 4% convertible subordinated notes due February 1, 2007.

        The notes are expected to bear interest at a floating rate based on LIBOR, with the rate reset quarterly. The notes are expected to be guaranteed by certain domestic subsidiaries of the company and secured by first-priority liens, subject to permitted liens, on substantially all of the assets of the company and the subsidiary guarantors (other than accounts receivable and proceeds therefrom and leased real property).

        The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

        This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

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Conexant Announces Proposed Offering of Senior Secured Notes	2

Safe Harbor Statement

        “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

        These risks and uncertainties include, but are not limited to:  the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; general economic and political conditions and conditions in the markets we address; the substantial losses we have incurred; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; demand for and market acceptance of our new and existing products; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; our ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.

        The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Conexant is a registered trademark of Conexant Systems, Inc.